UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2009 (September 21, 2009)

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51980	20-3233358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Tysons Blvd., Suite 1150, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 286-1384

1600 Tysons Blvd, Suite 1150, McLean, Virginia 22102
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective October 1, 2009, J. Patrick McMahon is appointed as a member of the Board of Directors, and as Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer, of Israel Growth Partners Acquisition Corp. (the “Company”).  Also effective on October 1, 2009, each of Abhishek Jain and Richard J. Roth will resign as directors and officers of the Company.  As a result, as of October 1, 2009, Mr. McMahon will constitute the sole member of the Company’s Board of Directors and the sole officer of the Company.

        J. Patrick McMahon, age 67, has served as of counsel with the Government Contracts Group at General Counsel, P.C. in McLean, VA, where he practices corporate law with a primary focus on companies that offer information technology products and services to the federal government, since November 2008. Mr. McMahon has been associated for the past 25 years with law firms that offer advice and counsel to federal contractors.  From 1985 until 2008 he was a partner at Barton, Baker, McMahon & Tolle, LLP, in McLean, VA. Preceding that he was General Counsel and a member of the Board of Advisors of a federal contracting firm for five years.  His government service includes assignments as a legislative attorney for the Secretary of Defense, where he worked with the staffs of all of the Uniformed Services and the staffs of the House and Senate Armed Services Committees. Other government service includes: legislative attorney for the Secretary of the Navy; attorney in the office of the Navy Judge Advocate General, Administrative Law Division; and as a commissioned officer in the U.S. Marine Corps.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2009	ISRAEL GROWTH PARTNERS ACQUISITION CORP.

	By:	/s/ Abhishek Jain
Abhishek Jain
Chairman & Chief Operating Officer